Fourth Quarter and Year-End 2015 Operational and Financial Results Nasdaq: NLNK February 29, 2016

Agenda 2 Introduction  Mr. Jack Henneman, Executive Vice President & CFO Key 2015 Takeaways & 2016 Priorities  Dr. Charles J. Link, Chairman, CEO & CSO Highlights of 2015 - 2016 Clinical Programs  Dr. Nicholas N. Vahanian, President & CMO Fourth Quarter and Year-End 2015 Financial Results  Mr. Jack Henneman, Executive Vice President & CFO

Safe Harbor Statement These slides contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties and actual results may differ from expectations, estimates and projections and consequently, readers should not rely on these forward-looking statements as predictions of future events. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” or other similar expressions are intended to identify forward-looking statements. The forward-looking statements in these slides include, among other things, statements regarding the following: NewLink Genetics’ financial guidance for 2016; enrollment in or results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to moving additional indications into clinical development; NewLink Genetics’ future financial performance, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; and any other statements other than statements of historical fact. The forward-looking statements in these slides represent NewLink Genetics’ views as of the date of these slides. Although NewLink Genetics believes that the expectations reflected in the forward- looking statements contained herein are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks and uncertainties that may cause NewLink Genetics’, or its industry's results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to such differences include, among other things, those discussed under the caption “Risk Factors” and elsewhere in NewLink Genetics’ Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent reports filed with the U.S. Securities and Exchange Commission. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so, even if new information becomes available, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of these slides. NASDAQ: NLNK 3

NewLink GENETICS

NewLink Genetics Programs

HyperAcute® Cellular Immunotherapies



- Pancreatic
- NSCLC
- Advanced Melanoma
- Prostate
- Kidney

IDO Pathway Inhibitors



- Breast
- Prostate
- Pancreatic
- Advanced Melanoma
- Refractory Malignant Brain Tumors
- Solid Tumors

Infectious Diseases



Ebola vaccine program



Zika vaccine program

Partnerships

Genentech
A Member of the Roche Group

MERCK

4

Key 2015 Takeaways Exceptional Year with Strong Clinical & Pre-Commercial Advancements  IMPRESS trial advancing according to plan  Increased manufacturing and pre-commercialization efforts for algenpantucel-L  Made clinical progress in Phase 1 and Phase 2 trials for additional HyperAcute® Cellular Immunotherapies in advanced melanoma, NSCLC and kidney cancers  IDO pathway inhibitors, indoximod and GDC-0919, made great progress in accelerating enrollment and reporting multiple data readouts  Our collaboration with Genentech continues to be very productive  Key milestones achieved in the development of the rVSV-ZEBOV Ebola vaccine candidate  Dr. Nicholas Vahanian and Mr. Paolo Pucci added to board  Mr. Brian Wiley appointed as Chief Commercial Officer 5 Charles J. Link, Jr., Chairman, CEO, & CSO

2016 Business Priorities 6 Charles J. Link, Jr., Chairman, CEO, & CSO HyperAcute® Cellular Immunotherapy  IMPRESS Phase 3 – Report on top-line results – Execute on regulatory strategy with FDA – Continue U.S. commercialization planning – Explore partnering strategy outside U.S.  HyperAcute® Cellular Immunotherapies continued to move forward with clinical programs in pancreatic, NSCLC, melanoma and kidney cancers IDO Pathway Inhibitors  Validation of IDO pathway inhibitors with additional data readouts – Indoximod in multiple combination Phase 2 trials – GDC-0919 partnered with Genentech in expanded combination trials

Highlights of 2015 Clinical Programs 7 Nicholas Vahanian, M.D., President & Chief Medical Officer HyperAcute® Cellular Immunotherapy  HyperAcute® Cellular Immunotherapies continued to move forward with clinical programs in pancreatic, NSCLC, melanoma and kidney cancers  Completed enrollment of PILLAR IDO Pathway Inhibitors  Indoximod: – Presented preliminary safety data for metastatic breast cancer – Presented preliminary safety data and clinical activity for refractory malignant brain tumors, advanced melanoma and metastatic pancreatic cancer  GDC-0919: partnered with Genentech – Advanced enrollment in Phase 1 single agent and Phase 1b combination studies with atezolizumab

Anticipated Highlights for 2016 Clinical Programs 8 Nicholas Vahanian, M.D., President & Chief Medical Officer HyperAcute® Cellular Immunotherapies  Top-line results from the pivotal Phase 3 IMPRESS study  Update on the timing of results for the PILLAR study  Recently began enrollment in triple combination trial of tergenpumatucel-L plus indoximod and docetaxel for patients with advanced NSCLC IDO Pathway Inhibitors/Indoximod  Report on additional clinical progress from our proprietary indoximod program in multiple indications in the following Phase 2 trials: – Indoximod and gemcitabine/nab-paclitaxel for patients with metastatic pancreatic cancer – Indoximod and ipilimumab or PD-1 inhibitors for patients with metastatic melanoma – Indoximod and temozolomide for patients with refractory malignant brain tumors – Indoximod and docetaxel or paclitaxel for patients with metastatic breast cancer  Update on the clinical progress of GDC-0919 combinations by Genentech

Fourth Quarter and Year-End 2015 Financial Results 9 Jack Henneman, EVP and Chief Financial Officer Strong Capital Position  Stable and reliable cash position - $197.8M at YE 2015 / $202.8M at YE 2014  Goal and expectation to finish 2016 with two years of cash-on-hand Multiple Value Drivers Increased Investment  Planning for the success of the IMPRESS trial, the filing of a BLA and the commercialization of algenpantucel-L in the U.S.  Significantly increasing our clinical programs, especially indoximod, and building the pipeline of new opportunities  Managing spending carefully before read-out of top-line IMPRESS data  Potential for combinations of HyperAcute® Cellular Immunotherapy candidates with other cancer treatments, including checkpoint inhibitors  Potential for combinations of IDO pathway inhibitors  Infectious disease initiatives

10 Q & A